Exhibit 10.1

SERIAL NUMBER: RSG-0001

CELSION CORPORATION

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (the “Agreement”) is entered into by and between Celsion Corporation, a Delaware Corporation, (the “Corporation”) and William Hahne the (“Grantee”) effective as October 3, 2006, the (“Grant Date”).

1. AWARD OF RESTRICTED STOCK:

Subject to the provisions of this Agreement and pursuant to the provisions of the Celsion Corporation 2004 Stock Incentive Plan (the “Plan”), the Committee hereby grants to the Grantee a Restricted Stock Award on the Grant Date subject to the restrictions stated herein, for such number of shares of Common Stock of the Corporation (“Restricted Stock” or “Shares”) and with such Fair Market Value as of the Grant Date as are stated in the Restricted Stock Overview below.

RESTRICTED STOCK OVERVIEW

Number of Shares:	5,100

Fair Market Value Per Share:	$2.44

2. RESTRICTIONS:

(a) Vesting Schedule. The Restricted Stock shall be subject to forfeiture until such shares vest in accordance with the applicable schedule set forth below:

(i) Regular Vesting Schedule: One-third (1/3rd) of the Shares will vest on the first (1st) anniversary of the Grant Date, and an additional one-third (1/3rd) of the Shares will vest on each succeeding anniversary of the Grant Date, provided Grantee has continued in the employment of the Corporation or any Parent, or Subsidiary of the Corporation from the Grant Date through any such anniversary.

(ii) Accelerated Vesting Schedule: The Shares shall become one-hundred percent (100%) vested on the date of a Change in Control of the Corporation, as such term is defined in the Plan, provided Grantee has continued in the employment of the Corporation or any Parent or Subsidiary of the Corporation from the Grant Date through any such vesting date.

(b) Other Restrictions.

(i) Nontransferable. Unvested shares of Restricted Stock are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise (other than by will or the laws of descent and distribution).

(ii) Rights of Shareholder. The Grantee shall be entitled to all rights of a shareholder of the Corporation with respect to unvested shares of Restricted Stock, including the right to vote the Restricted Stock and receive dividends and/or other distributions declared on such Shares. Any dividends which are paid in Shares with respect to unvested Restricted Stock shall be subject to the same vesting and forfeiture conditions and other restrictions as the respective Restricted Stock.

3. ISSUANCE OF RESTRICTED STOCK:

(a) Issuance of Restricted Stock. The Restricted Stock shall be registered on the Corporation’s books in the name of the Grantee as of the Grant Date. Physical possession or custody of any share certificate(s) shall be retained by the Corporation until such time as the Restricted Stock are vested. While in its possession, the Corporation reserves the right to place a legend on any share certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the Restricted Stock represented by the certificate(s). The Grantee shall deliver to the Corporation a share power, endorsed in blank, in the form attached as Attachment A, with respect to the Restricted Stock to be held by the Corporation.

(b) Vesting. Upon the vesting of the Restricted Stock, the Corporation shall cancel any share power granted to the Corporation with respect to such shares and deliver to the Grantee (or his estate, as may be applicable) a share certificate covering the vested Shares within 30 days after vesting. Any such share certificate shall not include vested fractional shares. If the shares of Restricted Stock are not registered under applicable federal or state law, the certificates for the Restricted Stock to be issued to the Grantee shall contain appropriate legends to reflect the restrictions on transferability imposed by law.

(c) Section 83(b) Election. Grantee hereby acknowledges that he or she has been informed that, unless an election is filed by the Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the Grant Date, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on the Fair Market Value of the Shares on the Grant Date, there will be a recognition of taxable income to the Grantee measured by their Fair Market Value at the time of vesting. Grantee represents that Grantee has consulted any tax consultant(s) Grantee deems advisable in connection with the grant of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

A PARTIALLY COMPLETED FORM OF SECTION 83(b) ELECTION IS ATTACHED AS ATTACHMENT B. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE CORPORATION’S TO COMPLETE AND FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

4. TERMINATION OF EMPLOYMENT; END OF RESTRICTION PERIOD:

(a) Vesting. If the Grantee terminates employment with the Corporation or any Parent or Subsidiary of the Corporation for any reason, the shares of Restricted Stock shall be vested only to the extent that they were vested as of such date of termination of employment, and no further vesting shall occur thereafter.

(b) Forfeiture. Any shares of Restricted Stock which have not then become vested pursuant to Section 2 hereof shall be forfeited to the Corporation upon the termination of employment of the Grantee with the Corporation or any Parent or Subsidiary of the Corporation for any reason. No consideration shall be payable to the Grantee from the Corporation or otherwise with respect to the forfeited Shares, except as otherwise determined by the Committee.

5. MISCELLANEOUS:

(a) Withholding Taxes. The Corporation or any Parent or Subsidiary of the Corporation shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares hereunder) due the Grantee the amount of any federal, state or local taxes required by law to be withheld as a result of the grant of the Restricted Stock or the vesting of the Restricted Stock in whole or in part; provided, however, that the value of the Shares withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Corporation may require the Grantee to make a cash payment to the Corporation or any Parent or Subsidiary of the Corporation equal to the amount required to be withheld. If the Grantee does not make such payment when requested, the Corporation may refuse to provide for the issuance of Restricted Stock, or effect the transfer back to the Corporation of newly vested Restricted Stock, to satisfy such payments.

(b) Impact on Other Benefits. The value of the Restricted Stock (either on the Grant Date or at the time the Shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Corporation.

(c) Right to Continued Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Corporation or any Parent or Subsidiary of the Corporation and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Corporation or any Parent or Subsidiary of the Corporation, or as a limitation of the right of the Corporation or any Parent or Subsidiary of the Corporation to discharge the Grantee at any time.

(d) Prevailing Laws. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(e) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(f) Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(g) Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(h) Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(i) Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:	CELSION CORPORATION

	By:	/s/ Anthony P. Deasey (SEAL)
Name:	Name:	Anthony P. Deasey
Title:	Title:	Executive Vice President and Chief Operating Officer

WITNESS:	GRANTEE

/s/ William Hahne (SEAL)
	Name:	William Hahne

ATTACHMENT A

SHARE POWER

FOR VALUE RECEIVED, the undersigned,                         , an individual residing at                                     , whose social security number is                         , hereby sells, assigns and transfers unto Celsion Corporation (the “Corporation”) or its successor                          shares of Common Stock of the Corporation standing in my name in the Share Register, [represented by Certificate No.             , which is attached hereto], and hereby irrevocably constitutes and appoints                      as my attorney-in-fact to transfer the said shares on the Share Register with full power of substitution in the premises.

WITNESS:

Shareholder
Dated:

This Share Power should be signed in blank without entering any information other than the name of the Shareholder. The purpose of the Share Power is to provide for transfer of the respective shares of Corporation Common Stock back to the Corporation in the event that the Shareholder terminates employment with the Corporation before the shares have become vested in accordance with the provisions of the Celsion Corporation 2004 Stock Incentive Plan and the Restricted Stock Grant Agreement issued thereunder.

ATTACHMENT B

Election Pursuant to Section 83(b) of the

Internal Revenue Code of 1986, as Amended

The undersigned hereby makes an election, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. §1.83-2(e):

1. The name, address and taxpayer identification number of the Taxpayer:

Name:	__________________________________________
Address:	__________________________________________
__________________________________________
__________________________________________

Social Security Number: - -

2. A description of the property with respect to which the election is being made:

The property with respect to which the election is made is                      shares (the “Shares”) of Celsion Corporation (the “Company”).

3. The date on which the property was transferred and the taxable year in which such election was made:

The date on which the property was transferred is                     , 200  , the date on which the taxpayer received the property pursuant to a purchase of the Shares under the Celsion Corporation 2004 Stock Incentive Plan (the “Plan”). The taxable year to which this election relates is calendar year 200  .

4. The nature of the restriction to which the property is subject:

The property is subject to restrictions in that the property is not transferable and is subject to a substantial risk of forfeiture until the taxpayer vests in the property in accordance with the provisions of the Plan and a Restricted Stock Grant Agreement.

The Shares vest over a 3 year period, with one-third vesting after the close of the first year of employment and an additional one-third of the Shares vesting after each additional year of employment thereafter. The Shares shall become 100% vested on a change in control of the Company, provided the taxpayer continues in employment with the Company through any such vesting date.

Any unvested Shares will be forfeited by the taxpayer upon termination of employment for any reason.

The Shares are also subject to certain restrictions on transfer imposed by federal and state securities laws.

The taxpayer believes that the above restrictions constitute a substantial risk of forfeiture.

5. The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is being made:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Shares with respect to which this election is being made is                      Dollars ($            ) per share for a total of                         .

6. The amount (if any) paid for such property:

The taxpayer paid nothing for the Shares.

7. Copies Furnished:

A copy of this statement has been furnished to Celsion Corporation, the person for whom the services are performed (the employer).

Date:                     , 200

[Signature of Taxpayer]

Letter for filing §83(b) Election Form

[Date]

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

[**Address**]  [**the Service Center to which individual income tax return is filed**]

Re:	83(b) Election of ___________________________
Social Security Number: ___________________________

Dear Sir/Madam:

Enclosed is an election under §83(b) of the Internal Revenue Code of 1986 with respect to certain shares of Celsion Corporation that were transferred to me on                     , 200  .

Please file this election.

Sincerely,

ATTACHMENT C: EXPLANATION OF SECTION 83(B) ELECTION

This memorandum provides general information regarding the potential tax consequences to you from the grant of restricted common stock (the “Stock”) of Celsion Corporation (“the Corporation”). Because this is intended to provide only a summary of the highlights of the potential tax consequences from such a grant and does not discuss all complexities or exceptions, we recommend that you consult your own tax advisor before taking any action with respect to these matters.

The tax consequences of transfers of property in connection with the performance of services are generally governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows.

•	Under Code Section 83 you are generally required to recognize as ordinary income the fair market value of the Stock as of the date the Stock is no longer subject to a substantial risk of forfeiture, which is generally the year you vest in the Stock. At that time, in the case of an employee, the income from the Stock would be reported to the IRS on Form W-2 and the employee would be responsible to make arrangements with the Corporation to deposit the tax withholding due on the income.

•	Under an exception to the general rules above, you may file with the IRS within 30 days of the date of your restricted stock agreement an election (a “Section 83(b) Election”) to include as ordinary income in the year the Stock is granted the fair market value of the Stock at the date of grant. If the Section 83(b) Election is filed, in the case of an employee, the income from the Stock would be reported to the IRS on Form W-2 for the year of grant and the employee would be responsible to make arrangements with the Corporation to deposit the tax withholding due on the income as of the grant date.

Any additional gain or loss on the sale of the Stock after its value has been reported as ordinary income to you (either under the general rules of Section 83 or as the result of a Section 83(b) Election) would generally be taxable as capital gain or loss.

Please note that if a Section 83(b) Election is made and you subsequently forfeit some or all of the Stock, you would not be entitled to a deduction or any other adjustment with respect to the gross income you recognized in the year of grant.

To make a Section 83(b) Election, you must file a signed election form with the Internal Revenue Service within thirty (30) days of the date the Stock is granted (i.e., within thirty (30) days of the date of the restricted stock agreement). In addition, you must furnish the Corporation with a copy of the Section 83(b) Election form and attach a copy of the election form to your individual income tax return for the year in which the Stock was granted. For this purpose, we may enclose a sample Section 83(b) Election form (partially completed) with your grant. However, it is solely your responsibility to determine whether to file a Section 83(b) Election and to timely and properly file the Section 83(b) Election if you decide to do so.

Again, we emphasize that you should contact your tax counsel regarding these matters.